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                          SECURITIES AND EXCHANGE COMMISSION


                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported)  November 3, 1997


                        COMPOST AMERICA HOLDING COMPANY, INC.
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)


      New Jersey                   0-27832                    22-2603175
   ---------------               -----------              -------------------
   (State or other               (Commission                (IRS Employer
   jurisdiction of               File Number)             Identification No.)
   incorporation)


       320 Grand Avenue     Englewood, New Jersey                    07631
       ------------------------------------------                 ----------
        (Address of principal executive offices)                  (Zip Code)


                                 (201) 541-9393
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                Registrant's telephone number, including area code


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report.)







PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        1285 Avenue of the Americas
                                        3rd Floor
                                        New York, New York 10019

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Item 2. Acquisition or Disposition of Assets

     On November 3, 1997 Compost America Holding Company, Inc. (the "Company") acquired all of the issued and outstanding shares of R. J. Longo Construction Co., Inc. ("Longo Construction") of Denville, New Jersey from its President and sole shareholder, Robert J. Longo ("Longo") for approximately $33 million. Payments were divided between Longo (Exhibits 2.1, 2.2, 2.3 and 2.4) and the Robert J. and Andrea Longo Charitable Trust ("Longo Trust") (Exhibit 2.5). Longo Construction, through its division Environmental Protection Improvement Company ("EPIC"), was recently awarded by the City of New York a 15-year, $340 million contract for organic waste removal. At the same time, the Company sold to Wasteco Ventures Limited (Exhibit 2.6), a British Virgin Islands company ("Wasteco") affiliated with Wafra Investment Advisory Group, Inc., 11,490,609 shares of its common stock, no par value, 130,000 shares of its newly created Series A Preferred Stock (Exhibit 4.1) and 70,000 shares of its newly created Series C Preferred Stock (Exhibit 4.3) for $20 million ("Wasteco Cash"). The Company previously had designated shares of Series B Preferred Stock (Exhibit 4.2). The $33 million purchase price paid to Longo and Longo Trust consisted of the $20 million Wasteco Cash, plus the issuance to Longo of 3,447,182 shares of the Company's common stock, 39,000 shares of its Series A Preferred Stock and 21,000 shares of its Series C Preferred Stock, collectively valued at $6 million, and the assumption by the Company of approximately $7 million of Longo Construction debt. A Stockholders Agreement among the Company, Wasteco, Longo and certain principal stockholders of the Company (Exhibit 9.1) requires support of the election of certain Wasteco and Longo nominees to the Company's Board of Directors. A Registration Rights Agreement (Exhibit 4.4) grants to Wasteco and Longo certain demand and piggyback registration rights with regard to their holdings of the Company's common shares.

     In addition, the Company entered into employment agreements with the three senior executives of Longo (Robert J. Longo - Exhibit 99.1, Jay Waxenbaum -Exhibit 99.2 and Kevin Walsh - Exhibit 99.3) Roger E. Tuttle, President of the Company, recently had entered into an amended employment agreement with the Company (Exhibit 99.4).

Item 5. Other Events

1. On October 30, 1997, the Company amended its Certificate of Incorporation to allow the number and terms of its directors to be fixed in its By-Laws (Exhibit 3.1).

2.  On October 30, 1997, the Company restated its By-Laws (Exhibit 3.2).

3. The Company's Board of Directors now consists of three persons who were directors prior to the acquisition (Pasquale Dileo,



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    Roger E. Tuttle and Robert E. Wortmann) and five new directors (G. Chris
    Andersen, Charles R. Carson, Robert J. Longo, Peter Petrillo and John T.
    Shea), for a total of eight directors.

Item 7. Financial Statements and Exhibits


(a) and (b) - where applicable, to be filed within sixty (60) days after the date of this filing

(c) Exhibits

    2.1  -    Longo Construction Stock Purchase Agreement*

    2.2  -    First Amendment to Longo Construction Stock Purchase Agreement

    2.3  -    Second Amendment to Longo Construction Stock Purchase Agreement

    2.4  -    Third Amendment to Longo Construction Stock Purchase Agreement

    2.5  -    Longo Trust Stock Purchase Agreement*

    2.6  -    Wasteco Stock Purchase Agreement*

    3.1  -    Amendment to Articles of Incorporation

    3.2  -    Restated By-Laws

    4.1  -    Series A Preferred Stock Designation of Rights

    4.2  -    Series B Preferred Stock Designation of Rights

    4.3  -    Series C Preferred Stock Designation of Rights

    4.4  -    Registration Rights Agreement

    9.1  -    Stockholders Agreement

   99.1  -    Robert Longo Employment Agreement

   99.2  -    Jay Waxenbaum Employment Agreement

   99.3  -    Kevin Walsh Employment Agreement

   99.4  -    Roger E. Tuttle Amended Employment Agreement

* All material exhibits and schedules are included herewith or as exhibits elsewhere in this filing. Copies of any other schedules or exhibits may be obtained from the Company.



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                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 17, 1997


                        COMPOST AMERICA HOLDING COMPANY, INC.
                        (Registrant)



                        By /s/ Roger E. Tuttle
                           -----------------------------
                           Roger E. Tuttle, President
                           (Principal Executive Officer)